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EXHIBIT 99.7

[FORM OF CONSENT OF GOLDMAN, SACHS & CO.]

Board of Directors
Overture Services, Inc.
74 North Pasadena Avenue
Pasadena, CA 91103

Re:    Registration Statement on Form S-4 of YAHOO! INC. (File No. 333-            )

Madame and Gentlemen:

Reference is made to our opinion letter, dated July 14, 2003, with respect to the fairness from a financial point of view to the holders of the outstanding shares of Common Stock, par value $0.0001 per share, of Overture Services, Inc. (the "Company") of the Merger Consideration (as defined therein) to be received by such holders pursuant to the Agreement and Plan of Merger, dated as of July 14, 2003 (the "Merger Agreement"), by and among YAHOO! INC. ("YAHOO!"), July 2003 Merger Corp., a wholly owned subsidiary of YAHOO!, and the Company.

The foregoing opinion letter is provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that the Company has determined to include our opinion in the above-referenced Registration Statement.

In that regard, we hereby consent to the reference to our opinion under the captions "Summary," "The Merger-Background of the Merger," "The Merger-Recommendation of the Merger by the Overture Board of Directors" and "The Merger-Opinion of Overture's Financial Advisor" and to the inclusion of the foregoing opinion in the Proxy Statement/Prospectus included in the above-mentioned Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

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  EXHIBIT 99.7